Exhibit 32.1

Certificationof Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. Section 1350, I hereby certify that the Quarterly Report on Form 10-Q of O’Sullivan Industries Holdings, Inc. for the quarter ended March 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of O’Sullivan Industries Holdings, Inc.

Date:	May 14, 2004	/s/ Richard D. Davidson

Richard D. Davidson
President and Chief Executive Officer

        This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed to be filed by O’Sullivan Industries Holdings, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that O’Sullivan Industries Holdings, Inc. specifically incorporates it by reference.

        A signed original of this written statement required by Section 906 has been provided to O’Sullivan Industries Holdings, Inc. and will be retained by O’Sullivan Industries Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.